Exhibit 10.8
                              TAX-SHARING AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of December, 1997, between Citizens Utilities Company, a Delaware corporation ("Citizens"), and Electric Lightwave, Inc., a Delaware corporation ("Lightwave").

                                    RECITALS

         (A) Citizens owns all of the issued and outstanding Class B Common Stock of Lightwave.

         (B) Lightwave is effecting an initial public offering (the "Offering") of shares of Class A Common Stock of Lightwave (the "Class A Common Stock").

         (C) Upon completion of the Offering, Lightwave will cease to be a wholly-owned subsidiary of Citizens and Lightwave may or may not cease, for United States federal income tax purposes, to be a member of Citizens' consolidated group.

         (D) For state or local franchise or income tax purposes Lightwave may in any event continue to be a member of certain unified, combined or consolidated groups which include Citizens notwithstanding the results of the Offering.

         (E) The parties wish to address certain tax matters which may arise as a result of the Offering.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

         1.1 As used in this Agreement, in addition to the terms defined in the Preamble and Recitals, the following terms will have the following meanings, applicable to both the singular and plural forms of the terms described:

         "CONSOLIDATED PERIODS":shall mean, with respect to Lightwave, the taxable periods or portions thereof in which Lightwave will be a member of the Citizens Federal Consolidated Group.

         "COMBINED PERIODS":shall mean, with respect to Lightwave, the taxable periods or portions thereof in which Lightwave will be a member of the relevant Citizens State Group.

         "EFFECTIVE DATE":means the date of this Agreement.

         "CITIZENS FEDERAL CONSOLIDATED GROUP":means the affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), which includes Citizens as the common parent.


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         "CITIZENS STATE GROUP":shall  mean  any  unified, combined  or consoli-
dated groups for state or local franchise or income tax purposes which include Citizens as the common parent.


         1.2 INTERNAL REFERENCES. Unless the context indicates otherwise, references to articles, sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

           2. With respect to the Consolidated Periods and each of the Combined
Periods:

                 (a) Lightwave shall be responsible for any and all liabilities arising as a result of federal income tax, or state or local income, franchise, excise, single business, gross receipts or withholding tax, returns filed by, or on behalf of, Lightwave on a separate-return basis.

                 (b) With respect to the portions of the Citizens Federal Consolidated Group or Citizens State Group tax liabilities that are allocable to Lightwave, Lightwave shall pay to Citizens an amount equal to the aggregate relevant federal, state or local income, franchise or similar taxes which Lightwave would have been required to pay for such period if Lightwave had filed a separate federal, state or local income or franchise tax return in such jurisdictions at such time. For purposes of the preceding sentence, Lightwave shall take into account all items of gain, income, deductions, losses, credits, carryovers of losses and credits from prioR taxable years, and all other tax attributes of Lightwave, which attributes may be subject to limitations under the Code and applicable Treasury Regulations or analogous provisions of state or local law, that would have been taken into account had Lightwave actually filed a separate return.

                 (c) Lightwave shall be responsible for any tax liability due any foreign jurisdiction arising as a result of its business activities and/or domicile.

                 (d) Except as set forth below, payments required pursuant to Paragraph 2(b) of this Agreement shall be billed to Lightwave by Citizens based upon estimated payments made by Citizens to taxing authorities, with final billing being made after filing of the returns. Such payments will be due within thirty (30) days of receipt of the bill therefore. If income tax deficiencies or tax refunds relating to Lightwave or its subsidiaries result from a tax audit, amended return, claim, final determination by any court or otherwise are related to the relevant tax returns for the Consolidated or Combined Periods, the amounts due under Paragraph 2(b) of this Agreement shall be recalculated by Citizens' Tax Department in accordance with the terms of such Paragraph, and an appropriate adjustment to payments due under that Paragraph shall be made.

           3. Citizens shall be obligated to pay over to Lightwave the amount of any refund of, or in respect of, taxes to the extent such amount is attributable to taxes paid (or deemed to have been paid) by Lightwave pursuant to this Agreement or otherwise.

           4. Notwithstanding anything to the contrary herein, neither party shall be entitled to duplicate payments from the other party hereunder.Citizens' Vice President of Taxes, in his sole discretion, may net any payments due to Citizens from Lightwave pursuant to this Agreement against any amount due


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from Citizens to Lightwave pursuant to this Agreement or otherwise.

           5. Interest shall accrue on payments due or advances made under this Agreement at the interest rate then being charged by the Internal Revenue Service on United States federal income tax deficiencies.

           6. Citizens agrees that it will indemnify and hold Lightwave harmless from and against any federal income tax, or state or local unitary, combined or consolidated income or franchise tax, liabilities (including interest, penalties, additions to tax, legal fees, court costs and any other reasonable costs of defense) with respect to the portion of the Citizens' Federal Consolidated Group or Citizens' State Group tax liability which is allocable to members of the Citizens' Federal Consolidated Group or Citizens' State Group, respectively, other than Lightwave.

           7. Lightwave agrees to: (i) provide Citizens access to Lightwave books and records; (ii) provide Citizens with papers, schedules and any other information or assistance necessary to prepare tax returns or make computations pursuant to this Agreement; (iii) maintain and preserve books, records and other information as may be needed by Citizens pursuant to this Agreement or pursuant to the preparation of any required tax return or the conduct of any tax audit by a governmental authority for at least such time as has been customary; (iv) cooperate in any audit or investigation of tax returns and execute appropriate powers of attorney in connection therewith in favor of Citizens; and (v) sign all documents, including settlement agreements, relating to the tax returns for Consolidated Periods and/or Combined Periods.

           8. With respect to all taxable periods during a Consolidated Period or Combined Period, Citizens shall have sole and exclusive authority and responsibility for: (i) preparing any federal income tax, or state and local income, franchise, excise, single business, gross receipts or withholding tax, returns (including any amended returns or claims for refund) of Lightwave; (ii) representing Lightwave with respect to any federal income tax, or state and local income, franchise, excise, single business, gross receipts or withholding tax, audit or contest (including, without limitation, any litigation regarding either the relevant taxes or refunds of the same); (iii) engaging outside counsel and accountants with respect to tax matters regarding Lightwave; and
(iv) performing such other acts and duties with respect to Lightwave tax returns as Citizens determines is appropriate. Citizens' Vice President of Taxes shall have the discretion to reasonably determine the intent of, and resolve any ambiguities under this Agreement. Payments due under this Agreement may, in Citizens' discretion, be evidenced by a demand promissory note bearing interest as provided in Paragraph 4.

           9. This Agreement is entered into by the parties hereto on their own behalf as well as on behalf of Citizen's other subsidiaries. This Agreement shall be deemed to have been joined in and consented to by all such subsidiaries, without further action of them or the parties hereto. The parties hereto hereby guarantee the performance by such subsidiaries of all the terms of this Agreement. This Agreement shall also be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.


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         10. This Agreement may  be executed in  several  counterparts, each  of which shall be an original, but all of which shall constitute one document.

         11. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.































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                IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be executed as of the date first above written.

                                  ELECTRIC LIGHTWAVE, INC.


                                  By:/s/ David B. Sharkey
                                     --------------------
                                     Name:  David B. Sharkey
                                     Title:    President



                                  CITIZENS UTILITIES COMPANY


                                  By:/s/ Robert J. DeSantis
                                     ----------------------
                                     Name:  Robert J. DeSantis
                                     Title: Vice President and Treasurer





















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